AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           GATEWAY DISTRIBUTORS, LTD.
                              A NEVADA CORPORATION

Richard A. Bailey and Florian R. Ternes certify the following:

1. They are the President and Secretary, respectively, of Gateway Distributors, Ltd., a Nevada corporation (the "Corporation").

2. The Articles of Incorporation of the Corporation shall be amended and restated to read in full as follows:

         FIRST:   The name of the corporation is Gateway Distributors, Ltd.

         SECOND: The name and street address of the corporation's resident agent is Matthew Swan, 500 E. Cheyenne Avenue, North Las Vegas, Nevada, 89030.

         THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on by the corporation is to engage in any lawful activity under Nevada law.

         FOURTH: The total number of shares that may be issued by the corporation is Twenty-One Million (21,000,000) shares, of which Twenty Million (20,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Twenty Thousand Dollars ($20,000) shall be designated "Common Stock," and of which One Million (1,000,000) shares with a par value of $.001 per share, amounting in the aggregate to One Thousand Dollars ($1,000) shall be designated "Preferred Stock." The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

         FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than two (2). Until otherwise changed pursuant to the bylaws of this corporation, the authorized number of directors shall be two (2).

         SIXTH: Cumulative voting shall not be permitted by the corporation.

         SEVENTH: The name and post office box or street address of the incorporator who signed the articles of incorporation is as follows:

                                 Sherry A. Craig
                                1013 Centre Road
                           Wilmington, Delaware 19805

         EIGHTH:  The corporation shall have perpetual existence.

         NINTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized as follows:

         (i) Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

         (ii) To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         (iii) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         (iv) When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interest of the corporation.

         TENTH: Meetings of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

         ELEVENTH: The personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty, for any action taken or for any failure to take any action, as a director or officer, shall be eliminated to the fullest extent permissible under Nevada law except for: (a) acts or omissions which involve intentional misconduct, fraud, infliction of harm on the corporation or its stockholders or a knowing violation of criminal law; (b) the payment of distributions in violation of
Section 78.300 of the Nevada Revised Statutes; or (c) the amount of a financial benefit received by a director to which he is not entitled.

         If the Nevada Revised Statutes are hereinafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

         Any repeal or modification of the foregoing provisions of Article ELEVENTH by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing prior to the date when such repeal or modification becomes effective.

         TWELFTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

4. These Amended and Restated Articles of Incorporation have been duly approved by a Unanimous Written Consent of the Board of Directors of the Corporation effective June 16, 1999.

5. The number of shares of the Corporation outstanding and entitled to vote on the these Amended and Restated Articles of Incorporation is 5,142,714. These amendments have been duly approved by a majority vote of the Corporation's stockholders holding at least a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote, by resolutions duly adopted by Joint Written Consent of the Board of Directors and a Majority of Stockholders effective June 16, 1999.

         THE UNDERSIGNED, hereby declare and certify that the matters set forth in the foregoing Certificate are true and correct to their knowledge and that this Certificate was executed on June __, 1999, at North Las Vegas, Nevada.


                                                  /s/ Richard A. Bailey
                                                  ------------------------------
                                                  Richard A. Bailey, President


                                                  /s/ Florian R. Ternes
                                                  ------------------------------
                                                  Florian R. Ternes, Secretary

STATE OF NEVADA   )
                  )  ss.
COUNTY OF CLARK   )

         On June __, 1999, before me, _______________, personally appeared Richard A. Bailey and Florian R. Ternes, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their respective authorized capacity, and that by their respective signatures on the instrument the person or the entity upon behalf of which the persons acted, executed the instrument.

         WITNESS my hand and official seal.


                                                       -------------------------
                                                       Notary Public

(Seal)